Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (the "Company"), hereby constitute GARY R. CHADICK, PATRICK E. ALLEN and MARSHA A. SCHULTE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company's Annual Report on Form 10-K for the fiscal year ended October 2, 2009, and any amendments thereto.

Signature	Title	Date

/s/ Donald R. Beall	Director	November 20, 2009
Donald R. Beall

/s/ Anthony J. Carbone	Director	November 18, 2009
Anthony J. Carbone

/s/ Chris A Davis	Director	November 19, 2009
Chris A. Davis

/s/ Mark Donegan	Director	November 20, 2009
Mark Donegan

/s/ Ralph E. Eberhart	Director	November 19, 2009
Ralph E. Eberhart

/s/ David Lilley	Director	November 20, 2009
David Lilley

/s/ Andrew J. Policano	Director	November 20, 2009
Andrew J. Policano

/s/ Cheryl L. Shavers	Director	November 20, 2009
Cheryl L. Shavers